UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2024

ORGENESIS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38416	98-0583166
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	*

* On October 17, 2024, the Nasdaq Stock Market (“Nasdaq”) notified Orgenesis Inc. (the “Company”) that it plans to file a notification of removal from listing (Form 25) with the Securities and Exchange Commission (the “SEC”) to delist the Company’s common stock from Nasdaq upon the completion of all applicable procedures. After the Form 25 is filed by Nasdaq, the delisting will become effective 10 days later. The deregistration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will occur 90 days following the filing of the Form 25, or such shorter period as the SEC may determine. Upon deregistration of the Company’s common stock under Section 12(b) of the Exchange Act, the Company’s common stock will remain registered under Section 12(g) of the Exchange Act. The Company’s common stock began trading on the OTCQX operated by the OTC Markets Group, Inc. beginning on October 21, 2024.

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2024, Mark Goodman notified Orgenesis Inc. (the “Company”), of his decision to resign as a director of the Company, effective immediately, for personal reasons. Mr. Goodman’s resignation was not the result of any disagreement with the Company, or its management on any matter relating to the Company’s operations, policies or practices. Notwithstanding his no longer sitting on the Board, Mr. Goodman will continue in his role as a strategic advisor to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: October 23, 2024	By:	/s/ Victor Miller
Victor Miller
Chief Financial Officer, Treasurer and
Secretary